Exhibit 28 (b) under Form N-1A
Exhibit 3 (ii) under Item 601/Reg. S-K

FEDERATED HERMES ETF TRUST

(a Delaware Statutory Trust)

AMENDED AND RESTATED BY-LAWS

Dated as of August 13, 2021

FEDERATED HERMES ETF TRUST

BY-LAWS

Article I
INTRODUCTION

Section 1.                Declaration of Trust. These By-laws are subject to the Declaration of Trust and, in the event of any inconsistency between the terms hereof and the terms of the Declaration of Trust, the terms of the Declaration of Trust shall control.

Section 2.                Defined Terms. Defined terms used but not defined in these By-laws have the meanings given to them in the Declaration of Trust.

Article II
OFFICES

Section 1.                Principal Office. The Board of Trustees shall fix, and from time to time may change, the location of the principal executive office of the Trust at any place within or outside the State of Delaware.

Section 2.                Delaware Office. The Board of Trustees shall establish a registered office in the State of Delaware and shall appoint as the Trust’s registered agent for service of process in the State of Delaware an individual who is a resident of the State of Delaware or a Delaware corporation or a corporation authorized to transact business in the State of Delaware, and in each case the business office of such registered agent for service of process shall be identical with the registered Delaware office of the Trust. The Trustees may designate a successor resident agent; provided, however, that such appointment shall not become effective until a certificate of amendment to the Certificate of Trust is filed in the office of the Delaware Secretary of State.

Section 3.                Other Offices. The Board of Trustees may at any time establish branch or subordinate offices at any place or places within and outside the State of Delaware as the Trustees may from time to time determine.

Article III
MEETINGS OF SHAREHOLDERS

Section 1.                Meetings. No annual meetings of the Shareholders (or any class or series) need by held. Special meetings of the Shareholders (or any class or series) may be called at any time by the President, and shall be called by the President or the Secretary at the request, in writing or by resolution, of a majority of the Trustees, or at the written request of the holder or holders of twenty-five percent (25%) or more of the total number of the then issued and outstanding shares of the Trust entitled to vote at such meeting. Any such request shall state the purposes of the proposed meeting.

Section 2.                Place of Meetings. Meetings of Shareholders shall be held at any place within or outside the State of Delaware designated by the Board. In the absence of any such designation by the Board, Shareholders' meetings shall be held at the principal executive office of the Trust. For purposes of these By-Laws, the term “Shareholder” shall mean a record owner of shares of the Trust. Subject to any applicable requirements of the 1940 Act, any meeting, regular or special, may be held by conference telephone or similar communication equipment, so long as all persons participating in the meeting can hear one another, and all such persons shall be deemed to be present in person at such meeting for purposes of the Delaware Act and, to the extent permitted, the 1940 Act.

Section 3.                Call of Meeting. Meetings of the Shareholders shall be called as provided in Section 1 of this Article III.

Section 4.                Notice of Shareholders’ Meetings. All notices of meetings of Shareholders shall be sent or otherwise given in accordance with Section 5 of this Article III not less than ten (10) days before the date of the meeting. The notice shall specify: (i) the place, date and hour of the meeting; and (ii) the purpose of such meeting and the matters proposed to be acted on. The notice of any meeting at which Trustees are to be elected also shall include the name of any nominee or nominees who at the time of the notice are intended to be presented for election. Except with respect to adjournments as provided herein, no business shall be transacted at such meeting other than that specified in the notice.

Section 5.                Manner of Giving Notice; Affidavit of Notice.

(a)               Notice of any meeting of Shareholders shall be given: (i) either personally or by first-class mail or other written or electronic communication, charges prepaid; and (ii) addressed to the Shareholder at the address of that Shareholder appearing on the books of the Trust or its transfer or similar agent , or given by the Shareholder to the Trust for the purpose of notice. If no such address appears on the Trust’s books or such address is not given to the Trust, or to the Trust’s transfer or similar agent, notice shall be deemed to be waived and therefore unnecessary, unless and until the Shareholder provides the Trust, or the Trust’s transfer or similar agent, with his or her address. Notice shall be deemed to have been given at the time when delivered personally or deposited in the mail or sent by other means of written or electronic communication or, where notice is given by publication, on the date of publication. Without limiting the manner by which notice otherwise may be given effectively to Shareholders, any notice to Shareholders given by the Trust shall be effective if given by a single notice to all Shareholders who share an address if delivered in accordance with applicable regulations promulgated by the Commission.

(b)               An affidavit of the mailing or other means of giving any notice of any meeting of Shareholders shall be filed and maintained in the records of the Trust.

(c)               A notice given by a Shareholder to be proper must set forth (i) as to each person whom the Shareholder proposes to nominate for election or reelection as a Trustee (A) the name, age, business address and residence address of such person, (B) the Class and number of Shares that are beneficially owned or owned of record by such person, (C) the date such Shares were acquired and the investment intent of such acquisition, and (D) all other information relating to such person that is required to be disclosed in solicitations of proxies for election of Trustees in an election contest, or is otherwise required, in each case pursuant to Regulation 14A (or any successor provision) under the Securities Exchange Act of 1934, as amended (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a Trustee if elected); (ii) as to any other business that the Shareholder proposes to bring before the meeting, a description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such Shareholder or any Shareholder affiliate or family member (including any anticipated benefit to the Shareholder or any Shareholder affiliate or family member therefrom) and of each beneficial owner of Shares, if any, on whose behalf the proposal is made; (iii) as to the Shareholder giving the notice and each beneficial owner, if any, on whose behalf the nomination or proposal is made, (1) the name and address of such Shareholder, as they appear on the Trust’s stock ledger and current name and address, if different, of such beneficial owner, (2) the Class and number of Shares which are owned beneficially or of record by such Shareholder and/or such beneficial owner, (3) whether and the extent to which any hedging or other transaction or series of transactions has been entered into by or on behalf of, or any other agreement, arrangement or understanding (including any short position or any borrowing or lending of shares) has been made, the effect or intent of which is to mitigate loss to or manage risk of Share price changes for, or to increase the voting power of, such Shareholder or beneficial owner with respect to any Share (collectively “Hedging Activities”), and (4) the extent to which such Shareholder or such beneficial owner, if any, has engaged in Hedging Activities with respect to shares or other equity interests of any other trust or company; and (iv) to the extent known by the Shareholder giving the notice, the name and address of any other Shareholder supporting the nominee for election or reelection as a Trustee or the proposal of other business on the date of such Shareholder’s notice.

Section 6.                Adjourned Meeting; Notice. Any Shareholders’ meeting, whether or not a quorum is present, may be adjourned with respect to one or more matters to be considered at such meeting by action of the chairman of the meeting. Notice of adjournment of a Shareholders’ meeting to another time or place need not be given, if the adjourned meeting is announced at the original meeting, unless a new record date of the adjourned meeting is fixed. Prior to the date upon which any meeting of Shareholders is to be held, the Board of Trustees may postpone such meeting one or more times for any reason by giving notice to each Shareholder entitled to vote at the meeting so postponed of the place, date and hour at which such meeting will be held. Such notice shall be given not fewer than two (2) days before the date of such meeting and otherwise in accordance with this Article III. If a new record date is fixed for the adjourned or postponed meeting, notice of any such adjourned or postponed meeting shall be given to each Shareholder entitled to vote at the adjourned or postponed meeting in accordance with the provisions of Sections 3 and 4 of this Article III. Any business that might have been transacted at the original meeting may be transacted at any adjourned meeting. An adjournment may be made with respect to one or more proposals, but not necessarily all proposals, to be voted or acted upon at such meeting and any such adjournment shall not delay or otherwise affect the effectiveness and validity of a vote or other action taken prior to adjournment.

Section 7.                Voting. The Shareholders entitled to vote at any meeting of Shareholders shall be determined in accordance with the provisions of the Declaration of Trust. The Shareholders’ vote may be by voice vote or by ballot; provided, however, that any election of Trustees must be by ballot if demanded by any Shareholder before the voting has begun. On any matter other than election of Trustees, any Shareholder may cast part of the votes that such Shareholder is entitled to cast in favor of the proposal and refrain from casting and/or cast the remaining part of such votes against the proposal. If any Shareholder fails to specify the number of votes that such Shareholder is casting in favor of the proposal, it shall be conclusively presumed that such Shareholder is casting all of the votes that such Shareholder is entitled to cast in favor of such proposal. Except when a larger vote is required by any provision of the Declaration of Trust or these By-laws or by applicable law, when a quorum is present at any meeting, a majority of the Shares voted shall decide any questions and a plurality of the Shares voted shall elect a Trustee, provided that where any provision of applicable law, the Declaration of Trust or these By-laws requires the holders of any Class or Series to vote as a Class or Series or the holders of a Class or Series to vote as a Class or Series, then a majority of the Shares of that Class or Series voted on the matter shall decide that matter insofar as that Class or Series is concerned. There shall be no cumulative voting in the election or removal of Trustees.

Section 8.                Waiver of Notice; Consent of Absent Shareholders.

(a)               The transaction of business and any actions taken at a meeting of Shareholders, however called and noticed and wherever held, shall be as valid as though taken at a meeting duly held after regular call and notice, provided a quorum is present either in person or by proxy or consent. Such written consent shall be treated for all purposes as a vote taken at a meeting of Shareholders. Whenever notice of a meeting is required to be given to a Shareholder under the Declaration of Trust or these By-laws, a written waiver thereof, executed before or after the meeting by such Shareholder or his or her attorney thereunto authorized and filed with the records of the meeting, shall be deemed equivalent to such notice.

(b)               Attendance by a Shareholder at a meeting of Shareholders shall also constitute a waiver of notice of that meeting.

Section 9.                Record Date for Shareholder Notice, Voting and Giving Consents.

(a)               For purposes of determining the Shareholders entitled to vote or act at any meeting or adjournment or postponement thereof, the Board of Trustees may fix in advance a record date which shall not be more than sixty (60) days (or such other number of days as the Board of Trustees shall determine in its sole discretion) before the date of any such meeting. If the Trustees do not so fix a record date, the record date for determining Shareholders entitled to notice of or to vote at a meeting of Shareholders shall be the close of business on the business day next preceding the day on which notice is given or, if notice is waived, at the close of business on the business day which is ten (10) business days before the day on which the meeting is held. The Shareholder entitled to vote at a Shareholders’ meeting shall be deemed the Shareholder at any meeting reconvened after one or more adjournments, unless the Board of Trustees has fixed a new record date.

(b)               The record date for determining Shareholders entitled to give consent to action in writing without a meeting: (i) when no prior action of the Board of Trustees has been taken, shall be the day on which the first written consent is given; or (ii) when prior action of the Board of Trustees has been taken, shall be the close of business on the day on which the Trustees adopt the resolution taking such action.

(c)               Nothing in this Section 9 of this Article III shall be construed as precluding the Board of Trustees from setting different record dates for different Classes or Series. Only Shareholder on the record date, as herein determined, shall have any right to vote or to act at any meeting or give consent to any action relating to such record date, notwithstanding any transfer of Shares after such record date.

Section 10.            Proxies. Every Shareholder entitled to vote for Trustees or on any other matter shall have the right to do so either in person or by one or more agents authorized by a written proxy signed by the Shareholder and filed with the secretary of the Trust; provided, that an alternative to the execution of a written proxy may be permitted as provided in the second paragraph of this Section 10 of this Article III. A proxy shall be deemed signed if the Shareholder's name is placed on the proxy (whether by manual signature, typewriting, telegraphic transmission or otherwise) by the Shareholder or the Shareholder’s attorney-in-fact. A validly executed proxy which does not state that it is irrevocable shall continue in full force and effect unless (i) revoked by the Shareholder executing it by a written notice delivered to the Trust prior to the exercise of the proxy or by the Shareholder’s execution of a subsequent proxy or attendance and vote in person at the meeting; or (ii) written notice of the death or incapacity of the Shareholder is received by the Trust before the proxy’s vote is counted; provided, however, that no proxy shall be valid after the expiration of eleven months from the date of the proxy unless otherwise provided in the proxy. The revocability of a proxy that states on its face that it is irrevocable shall be governed by the provisions of the General Corporation Law of the State of Delaware.

With respect to any Shareholders’ meeting, the Board of Trustees may act to permit the Trust to accept proxies by any electronic, telephonic, computerized, telecommunications or other reasonable alternative to the execution of a written instrument authorizing the proxy to act, provided the Shareholder’s authorization is received within eleven months before the meeting. A proxy with respect to Shares held in the name of two or more persons shall be valid if executed by any one of them unless at or prior to exercise of the proxy the Trust receives a specific written notice to the contrary from any one of them. A proxy purporting to be executed by or on behalf of a Shareholder shall be deemed valid unless challenged at or prior to its exercise and the burden of proving invalidity shall rest with the challenger. Unless otherwise specifically limited by their terms, proxies shall entitle the Shareholder to vote at any adjournment of a Shareholders’ meeting.

Section 11.            Inspectors of Election. Before any meeting of Shareholders, the Board of Trustees may appoint any person other than nominees for office to act as inspector of election at the meeting or its adjournment. If no inspector of election is so appointed, the chairman of the meeting may appoint an inspector of election at the meeting.

The inspector shall:

(a)               determine the number of Shares outstanding and the voting power of each, the Shares represented at the meeting, the existence of a quorum and the authenticity, validity and effect of proxies;

(b)               receive votes, ballots or consents;

(c)               hear and determine all challenges and questions in any way arising in connection with the right to vote;

(d)               count and tabulate all votes or consents;

(e)               determine when the polls shall close;

(f)                determine the result of voting or consents; and

(g)               do any other acts that may be proper to conduct the election or vote with fairness to all Shareholders.

Section 12.            Conduct of Meetings. The Chairman of the Board of Trustees shall preside at each meeting of Shareholders. In the absence of the Chairman of the Board of Trustees, the meeting shall be chaired by the President, or if the President is not present, by any Vice President, or if none of them is present, then by the person selected for such purpose at the meeting. In the absence of the Secretary or an Assistant Secretary, the secretary of the meeting shall be such person as the chairman of the meeting shall appoint. At every meeting of Shareholders, unless the voting is conducted by inspectors, the proxies and ballots shall be received, and all questions concerning the qualification of voters and the validity of proxies, the acceptance or rejection of votes, and procedures for the conduct of business not otherwise specified by these By-laws, the Declaration of Trust or law, shall be decided or determined by the chairman of the meeting.

Section 13.            Shareholder Action by Written Consent.

(a)               Except as provided in the Declaration of Trust, any action that may be taken at any meeting of Shareholders may be taken without a meeting if such action is submitted to Shareholders by consent of the Board of Trustees and written consent to the action is filed with the records of the meetings of Shareholders by the holders of the number of Shares that would be required to approve the matter; provided, however, that the Shareholders receive any necessary information statement or other necessary documentation in conformity with the requirements of the Securities Exchange Act of 1934 or the rules or regulations thereunder. Any such written consent may be executed and given by facsimile, ..pdf, electronic mail, electronic signature or other electronic means. All such consents shall be filed with the Secretary of the Trust and shall be maintained in the Trust’s records. Any written consent may be revoked by the Shareholder who gave the consent by a writing received by the Secretary of the Trust before written consents of the number of Shares required to authorize the proposed action have been filed with the Secretary.

(b)               If the unanimous written consent of all such Shareholders shall not have been received, the Secretary shall give prompt notice of the action approved by the Shareholders without a meeting.

Section 14.            Quorum. Except when a larger quorum is required by applicable law, the Declaration of Trust or these By-Laws, thirty-three and one-third percent (33-1/3%) of the Shares outstanding and entitled to vote present in person or represented by proxy at a Shareholders’ meeting shall constitute a quorum at such meeting. When a separate vote by one or more Series or Classes is required, thirty-three and one-third percent (33-1/3%) of the outstanding Shares of each such Series or Class entitled to vote present in person or represented by proxy at a Shareholders’ meeting shall constitute a quorum of such Series or Class.

If a quorum, as above defined, shall not be present for the purpose of any vote that may properly come before any meeting of Shareholders at the time and place of any meeting, the Shareholders present in person or by proxy and entitled to vote at such meeting on such matter holding a majority of the Shares present and entitled to vote on such matter may by vote adjourn the meeting from time to time without further notice than by announcement to be given at the meeting until a quorum, as above defined, entitled to vote on such matter, shall be present, whereupon any such matter may be voted upon at the meeting as though held when originally convened.

Article IV
BOARD OF TRUSTEES

Section 1.                Trustees and Vacancies. The business and affairs of the Trust shall be managed by the Trustees, and they shall have all powers necessary and desirable to carry out that responsibility, so far as such powers are not inconsistent with the laws of the State of Delaware, the Declaration of Trust, or these By-laws.

Vacancies in the Board of Trustees may be filled as set forth in the Declaration of Trust. In the event that all Trustee offices become vacant, an authorized officer of the Investment Adviser shall serve as the sole remaining Trustee effective upon the vacancy in the office of the last Trustee, subject to applicable provisions of the 1940 Act. In such case, the Investment Adviser, as the sole remaining Trustee, shall, as soon as practicable, fill all of the vacancies on the Board of Trustees; provided, however, that the percentage of Trustees who are not Interested Persons of the Trust shall be no less than that permitted by applicable provisions of the 1940 Act. Thereupon, the Investment Adviser shall resign as Trustee and a meeting of the Shareholders shall be called, as required by applicable provisions of the 1940 Act, for the election of Trustees.

Section 2.                Place of Meetings; Meetings by Telephone. All meetings of the Board of Trustees may be held at any place within or outside the State of Delaware that has been designated from time to time by the Trustees. In the absence of such a designation, regular meetings shall be held at the principal executive office of the Trust. Subject to any applicable requirements of applicable provisions of the 1940 Act, any meeting may be held by conference telephone or similar communication equipment, so long as all Trustees participating in the meeting can hear one another and all such Trustees shall be deemed to be present in person at the meeting.

Section 3.                Regular Meetings. Regular meetings of the Board of Trustees shall be held at such times as shall be fixed from time to time by the Trustees. Such regular meetings may be held in accordance with the fixed schedule without call or any additional notice.

Section 4.                Special Meetings. Special meetings of the Board of Trustees for any purpose or purposes may be called at any time by Chairman, the President, the Secretary or by a majority of Trustees. Notice of the time, place and purpose of special meetings shall be communicated to each Trustee orally in person or by telephone at least forty-eight hours before the meeting or transmitted to him or her by first-class mail, or by facsimile, .pdf, electronic mail or other electronic means, addressed to each Trustee at that Trustee’s address as it is shown on the records of the Trust at least seventy-two hours before the meeting. Oral notice shall be deemed to be given when given directly to the person required to be notified and all other notices shall be deemed to be given when sent. The notice need not specify the place of the meeting if the meeting is to be held at the principal executive office of the Trust. Notice need not be given to any Trustee who attends the meeting without objecting to the lack of notice or who signs a waiver of notice either before or after the meeting. Any written consent or waiver may be provided and delivered to the Trust by facsimile or other electronic means.

Section 5.                Quorum. One-third, but not less than two, of the authorized number of Trustees shall constitute a quorum for the transaction of business (unless there is only one Trustee, at which point a quorum will consist of that one Trustee), except to adjourn as provided in Section 7 of this Article IV. Every act or decision done or made by a majority of the Trustees present at a meeting duly held at which a quorum is present shall be regarded as the act of the Board of Trustees, subject to the provisions of the Declaration of Trust. A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of Trustees if any action taken is approved by at least a majority of the required quorum for that meeting.

Section 6.                Waiver of Notice. The transactions of a meeting of Trustees, however called and noticed and wherever held, shall be valid as though transacted at a meeting duly held after regular call and notice if a quorum is present either in person or by proxy. Attendance by a person at a meeting shall also constitute a waiver of notice of that meeting with respect to that person, except when the person objects for the record at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened and except that such attendance is not a waiver of any right to object to the consideration of matters not included in the notice of the meeting if that objection is expressly made for the record at the beginning of the meeting. Whenever notice of a meeting is required to be given to a Trustee under the Declaration of Trust or these By-laws, a written waiver thereof, executed before or after the meeting by such Trustee or his or her attorney thereunto authorized and filed with the records of the meeting, shall be deemed equivalent to such notice. The waiver of notice or consent need not specify the purpose of the meeting.

Section 7.                Adjournment. A majority of the Trustees present, whether or not constituting a quorum, may adjourn any meeting to another time and place.

Section 8.                Action Without a Meeting. Except as otherwise provided under the 1940 Act, any action to be taken by the Trustees may be taken without a meeting by the written consent of a majority of the Trustees. Any such written consent may be executed and given by facsimile or other electronic means. Such written consents shall be filed with the minutes of the proceedings of the Board of Trustees. If any action is so taken by the Trustees by the written consent of less than all of the Trustees, prompt notice of the taking of such action shall be furnished to each Trustee who did not execute such written consent, provided that the effectiveness of such action shall not be impaired by any delay or failure to furnish such notice.

Section 9.                Fees and Compensation of Trustees. Trustees and members of committees may receive such compensation, if any, for their services and such reimbursement of expenses as may be fixed or determined by resolution of the Board of Trustees. This Section 9 of Article IV shall not be construed to preclude any Trustee from serving the Trust in any other capacity as an officer, agent, employee or otherwise and receiving compensation for those services.

Section 10.            Special Action. When the number of Trustees or members of a committee, as the case may be, required for approval of an action either are present at a meeting of the Trustees or committee, however called or whenever held, or assent to the holding of the meeting without notice, or sign a written assent thereto, the acts of such meeting shall be valid as if such meeting had been regularly held.

Article V
COMMITTEES

Section 1.                Committees of the Trustees. The Board of Trustees may, by resolution adopted by a majority of the authorized number of Trustees, designate one or more committees as set forth in the Declaration of Trust, to serve at the pleasure of the Board of Trustees and, for so long as required by applicable law, shall by resolution adopted by a majority of the authorized number of Trustees designate a Nominating Committee (or equivalent) and an Audit Committee (the “Established Committees”). The Board of Trustees may designate one or more Trustees or other persons as alternate members of any committee who may replace any absent member at any meeting of the committee. The Trustees shall determine the number of members of each committee and its powers and shall appoint its members and its chair. Each committee member shall serve at the pleasure of the Trustees, and the Trustees may abolish any committee, other than the Established Committees to the extent that the Trust is required by applicable law to have any such Established Committee. Each committee shall maintain records of its meetings and report its actions to the Trustees. The Trustees may rescind any action of any committee, but such rescission shall not have retroactive effect. The Trustees may delegate to any committee any of its powers, subject to the limitations of applicable law.

Section 2.                Meetings and Actions of Committees. Meetings and action of any committee shall be governed by and held and taken in accordance with the provisions of the Declaration of Trust and Article IV, with such changes in the context thereof as are necessary to substitute the committee and its members for the Board of Trustees and its members, except that the time of regular meetings of any committee may be determined either by the Board of Trustees or by the committee. Special meetings of any committee may also be called by resolution of the Board of Trustees, and notice of special meetings of any committee shall also be given to all alternate members who shall have the right to attend all meetings of the committee. The Board of Trustees or committee may adopt rules for the government of any committee not inconsistent with the provisions of these By-laws.

Section 3.                Executive Committee. The Trustees may elect from their own number an Executive Committee to consist of not less than two members. The Executive Committee shall be elected by a resolution passed by a vote of at least a majority of the Trustees then in office.

(a)               Vacancies occurring in the Executive Committee shall be filled by the Trustees by resolution passed by the vote of at least a majority of the Trustees then in office.

(b)               All action by the Executive Committee shall be reported to the Trustees at their meeting next succeeding such action.

(c)               The Executive Committee shall fix its own rules of procedure not inconsistent with these By-Laws or with any directions of the Trustees. It shall meet at such times and places and upon such notice as shall be provided by such rules or b resolution of the Trustees. The presence of a majority shall constitute a quorum for the transaction of business, and in every case an affirmative vote of a majority of all the members of the Committee present shall be necessary for the taking of any action.

(d)               During the intervals between the meetings of the Trustees, the Executive Committee, except as limited by the Declaration of Trust, these By-Laws or by specific direction of the Board, shall possess and may exercise all the powers of the Trustees in the management and direction of the business and conduct of the affairs of the Trust in such manner as the Executive Committee shall deem to be in the best interests of the Trust, and shall have power to authorize the Seal of the Trust to be affixed to all instruments and documents requiring the same. Notwithstanding the foregoing, the Executive Committee shall not have the power to elect Trustees, increase or decrease the number of Trustees, elect or remove any officer, issue shares or recommend to shareholders any action requiring shareholder approval, or amend these By-Laws.

(e)               Audit Committee. The Trustees shall elect from their own number an Audit Committee composed entirely of trustees who are not “interested persons” of the Trust, as defined in the 1940 Act (“Disinterested Trustees”). The Audit Committee shall have the power to review and evaluate the Trust’s audit function, including, as appropriate, responsibility relating to the appointment, retention, compensation and oversight of an independent registered public accounting firm and shall have such other powers and perform such other duties as may be assigned to it from time to time by the Trustees. One member of the committee may be designated as chairperson to serve for a term to be determined by such committee, or as provided for in any charter adopted by the Audit Committee, and until a successor is elected.

(f)                Nominating Committee. The Trustees shall elect from their own number a Nominating Committee composed entirely of Disinterested Trustees. The Nominating Committee shall have the power to select and nominate Disinterested Trustees, and shall have such other powers and perform such other duties as may be assigned to it from time to time by the Trustees. One member of the Committee may be designated as chairperson to serve for a term to be determined by such Committee, or as provided for in any charter adopted by the Nominating Committee, and until a successor is elected.

Article VI
OFFICERS

Section 1.                Officers. The Trust shall have a President, a Secretary, a Treasurer, one or more Executive Vice Presidents, one or more Senior Vice Presidents and one or more Vice Presidents. The Trust may also have, at the discretion of the Board of Trustees, one or more Vice Chairmen (who need not be a Trustee), and other officers or agents, including one or more Assistant Vice Presidents, one or more Assistant Secretaries, one or more Assistant Treasurers, and such other officers as may be established by the Board of Trustees. Any person may hold more than one office of the Trust, except that no one person may serve concurrently as both President and Vice President. Any officer may be, but need not be, a Trustee or Shareholder.

Section 2.                Election. The officers of the Trust, except such officers as may be elected or appointed in accordance with the provisions of Section 5 of this Article VI, shall be elected by the Board of Trustees, and each shall serve at the pleasure of the Trustees. The Trustees may empower the President to appoint such assistant or subordinate officers as the business of the Trust may require, each of whom shall hold office for such period, have such authority, and perform such duties as are provided in these By-laws or as the Trustees or the President may from time to time determine.

Section 3.                Subordinate Officers. An Executive Vice President, Senior Vice President or Vice President, the Secretary or the Treasurer may appoint an Assistant Vice President, an Assistant Secretary or an Assistant Treasurer, respectively, to serve until the next election of officers.

Section 4.                Removal and Resignation of Officers.

(a)               Any officer may be removed, either with or without cause, by the Board of Trustees or by such officer upon whom the power of removal may be conferred by the Trustees.

(b)               Any officer may resign at any time by giving written notice to the Trust. Any resignation shall take effect at the date of the receipt of that notice or at any later time specified in that notice, and unless otherwise specified in such notice, the acceptance of the resignation shall not be necessary to make it effective. Any resignation is without prejudice to the rights, if any, of the Trust under any contract to which the officer is a party.

Section 5.                Vacancies in Office. A vacancy in any office because of death, declination to serve, resignation, removal, disqualification or other cause shall be filled in the manner prescribed in these By-laws for regular election or appointment to that office. The President may make temporary appointments to a vacant office pending action by the Board of Trustees.

Section 6.                Chairman of the Board of Trustees. The Trustees shall annually elect a Trustee to serve as Chairman of the Board of Trustees. The Chairman of the Board of Trustees shall, if present, preside at meetings of the Board of Trustees and Shareholders and exercise and perform such other powers and duties as may be from time to time assigned to the Chairman by the Board of Trustees or prescribed by these By-laws. In the absence, resignation, declination to serve, disability or death of the President, the Chairman of the Board of Trustees shall exercise all the powers and perform all the duties of the President until his or her return, such disability shall be removed or a new President shall have been elected. It shall be understood that the election of any Trustee as Chairman of the Board of Trustees shall not impose on that person any duty, obligation, or liability that is greater than the duties, obligations, and liabilities imposed on that person as a Trustee in the absence of such election, and no Trustee who is so elected shall be held to a higher standard of care by virtue thereof.

The Chairman of the Board of Trustees may resign at any time by giving written notice of resignation to the Board of Trustees. Any such resignation shall take effect at the time specified in such notice, or, if the time when it shall become effective shall not be specified therein, immediately upon its receipt; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

The Chairman of the Board of Trustees may be removed by majority vote of the Board of Trustees with or without cause at any time.

Any vacancy in the office of Chairman of the Board of Trustees, arising from any cause whatsoever, may be filled for the unexpired portion of the term of the office by the vote of the Board of Trustees.

If, for any reason, the Chairman of the Board of Trustees is absent from a meeting of the Board of Trustees, the Board of Trustees may select from among its members who are present at such meeting a Trustee to preside at such meeting.

Section 7.                Vice Chairman. Any Vice Chairman of the Board of Trustees shall perform such duties as may be assigned to him from time to time by the Board.

Section 8.                President. Subject to such supervisory powers, if any, as may be given by the Board of Trustees to the Chairman of the Board of Trustees, the President shall be the principal operating and executive officer of the Trust and shall, subject to the control of the Board of Trustees, have general supervision, direction and control of the business and the officers of the Trust. The President shall have the general powers and duties of management usually vested in the office of President of a corporation and shall have such other powers and duties as may be prescribed by the Board of Trustees or these By-laws.

Section 9.                Vice Presidents. In the absence or disability of the President, the Executive Vice Presidents, Senior Vice Presidents or Vice Presidents, if any, in order of their rank as fixed by the Board of Trustees or if not ranked, a Vice President designated by the Board of Trustees, shall perform all the duties of the President and when so acting shall have all powers of, and be subject to all the restrictions upon, the President. The Executive Vice President, Senior Vice Presidents or Vice Presidents, whichever the case may be, shall have such other powers and perform such other duties as from time to time may be prescribed for them respectively by the Board of Trustees, these Bylaws, the President or the Chairman of the Board of Trustees.

Section 10.            Secretary. The Secretary shall keep or cause to be kept at the principal executive office of the Trust or such other place as the Board of Trustees may direct a book of minutes of all meetings and actions of Trustees, committees of Trustees and Shareholders with the time and place of holding, whether regular or special, and if special, how authorized, the notice given, the names of those present at trustees' meetings or committee meetings, the number of Shares present or represented at Shareholders’ meetings, and the proceedings.

The Secretary shall cause to be kept at the principal executive office of the Trust or at the office of the Trust’s administrator, transfer or similar agent or registrar, as determined by resolution of the Board of Trustees, a Share register or a duplicate Share register showing the names of all Shareholders and their addresses, the number, Series, and Classes of Shares held by each, the number and date of certificates issued for the same and the number and date of cancellation of every certificate surrendered for cancellation.

The Secretary shall give or cause to be given notice of all meetings of the Shareholders and of the Board of Trustees required by these By-laws or by applicable law to be given and shall have such other powers and perform such other duties as may be prescribed by the Board of Trustees or by these By-laws.

Section 11.            Treasurer and Assistant Treasurers. The Treasurer shall be the principal financial and accounting officer of the Trust and shall keep and maintain or cause to be kept and maintained adequate and correct books and records of accounts of the properties and business transactions of the Trust, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, retained earnings and Shares. The books of account shall at all reasonable times be open to inspection by any trustee.

The Treasurer shall deposit all monies and other valuables in the name and to the credit of the Trust with such depositories as may be designated by the Board of Trustees. The Treasurer shall disburse the funds of the Trust as may be ordered by the Board of Trustees, shall render to the President and Trustees, whenever they request it, an account of all of the Treasurer’s transactions as chief financial officer and of the financial condition of the Trust and shall have other powers and perform such other duties as may be prescribed by the Board of Trustees or these By-laws.

Section 12.            Chief Legal Officer. The Chief Legal Officer shall serve as Chief Legal Officer for the Trust, solely for purposes of complying with the attorney conduct rules (“Attorney Conduct Rules”) enacted by the U.S. Securities and Exchange Commission pursuant to Section 307 of the Sarbanes-Oxley Act of 2002 (“Section 307”). The Chief Legal Officer shall have the authority to exercise all powers permitted to be exercised by a chief legal officer pursuant to Section 307. The Chief Legal Officer, in his or her sole discretion, may delegate his or her responsibilities as Chief Legal Officer under the Attorney Conduct Rules to another attorney or firm of attorneys.

Section 13.            Chief Compliance Officer. The Chief Compliance Officer shall be responsible for administering the Trust’s policies and procedures approved by the Board of Trustees under Rule 38a-1 of the 1940 Act, as applicable. Notwithstanding any other provision of these By-laws, the designation, removal and compensation of Chief Compliance Officer are subject to Rule 38a-1 under the 1940 Act, as applicable.

Section 14.            Compensation. Officers and agents of the Trust may receive such compensation from the Trust for services and reimbursement for expenses as the Board of Trustees may determine.

Article VII
RECORDS AND REPORTS

Section 1.                Register. A register shall be kept, directly or indirectly, by the Trust or by the transfer agent, similar agent or entity, which register shall contain, to the extent practicable, the names and addresses of the Shareholders and interests held by each Shareholder. Such register shall be conclusive as to the identity of the Shareholders of the Trust and the persons who shall be entitled to exercise or enjoy the rights of Shareholders. No Shareholder shall be entitled to receive payment of any distribution, or to have notice given to it as herein provided, until it has given its address to such officer or agent of the Trust.

Section 2.                Maintenance and Inspection of Declaration of Trust and By-laws. The Trust shall keep at its offices the original or a copy of the Declaration of Trust and these By-laws, as amended or restated from time to time, where they may be inspected during the Trust’s regular business hours by any Shareholder, or its duly authorized representative, upon reasonable written demand to the Trust, for any purpose reasonably related to such Shareholder’s interest as a Shareholder.

Section 3.                Maintenance and Inspection of Other Records. The accounting books and records and minutes of proceedings of the Shareholders, the Board of Trustees, any committee of the Board of Trustees or any advisory committee shall be kept at such place or places designated by the Board of Trustees or, in the absence of such designation, at the offices of the Trust. The minutes and the accounting books and records shall be kept either in written form or in any other form capable of being converted into written form.

No Shareholder shall have any right to inspect any account or book or document of the Trust except as conferred by law or otherwise by the Trustees. If information is requested by a Shareholder, the Board of Trustees, or, in case the Board of Trustees does not act, the President, any Vice President or the Secretary may in its sole discretion establish reasonable standards governing, without limitation, the information and documents to be furnished and the time and the location, if appropriate, of furnishing such information and documents. Costs of providing such information and documents shall be borne by the requesting Shareholder. The Trust shall be entitled to reimbursement for its direct, out-of-pocket expenses incurred in declining unreasonable requests (in whole or in part) for information or documents.

The Board of Trustees, or, in case the Board of Trustees does not act, the President, any Vice President or the Secretary may keep confidential from Shareholders for such period of time as the Board of Trustees or such officer, as applicable, deems reasonable any information that the Board of Trustees or such officer, as applicable, reasonably believes to be in the nature of trade secrets or other information that the Board of Trustees or such officer, as the case may be, in good faith believes would not be in the best interests of the Trust to disclose or that could damage the Trust or its business or that the Trust is required by law or by agreement with a third party to keep confidential.

Section 4.                Inspection by Trustees. Every Trustee shall have the absolute right during the Trust’s regular business hours to inspect all books, records, and documents of every kind and the physical properties of the Trust. This inspection by a Trustee may be made in person or by an agent or attorney and the right of inspection includes the right to copy and make extracts of documents.

Article VIII
DIVIDENDS

Section 1.                Declaration of Dividends. Dividends upon the Shares of the Trust may, subject to the provisions of the Declaration of Trust, if any, be declared by the Board of Trustees at any regular or special meeting, pursuant to applicable law. Dividends may be paid in cash, in property, or in Shares of the Trust.

Section 2.                Delegation of Authority Relating to Dividends. The Trustees or the Executive Committee may delegate to any Officer or Agent of the Trust the ability to authorize the payment of dividends and the ability to fix the amount and other terms of a dividend regardless of whether or not such dividend has previously been authorized by the Trustees.

Section 3.                Reserves. Before payment of any dividend, there may be set aside out of any funds of the Trust available for dividends such sum or sums as the Board of Trustees may, from time to time, in its absolute discretion, think proper as a reserve fund to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Trust, or for such other purpose as the Board of Trustees shall deem to be in the best interests of the Trust, and the Board of Trustees may abolish any such reserve in the manner in which it was created.

Article IX
GENERAL MATTERS

Section 1.                Checks, Drafts, Evidence of Indebtedness. All checks, drafts or other orders for payment of money, notes or other evidences of indebtedness issued in the name of or payable to the Trust shall be signed or endorsed in such manner and by such person or persons as shall be designated from time to time in accordance with these By-laws or the resolution of the Board of Trustees.

Section 2.                Contracts and Instruments; How Executed. The Board of Trustees, except as otherwise provided in these By-laws, may authorize any officer or officers, or agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the Trust and this authority may be general or confined to specific instances, and unless so authorized or ratified by the Trustees or within the agency power of an officer, no officer, agent or employee shall have any power or authority to bind the Trust by any contract or engagement or to pledge its credit or to render it liable for any purpose or for any amount.

Section 3.                Certificates for Shares. No certificates for shares of beneficial interest in any series shall be issued except as the Board may otherwise determine from time to time in its sole discretion. Should the Board authorize the issuance of such certificates, a certificate or certificates for shares of beneficial interest in any series of the Trust may be issued to a Shareholder upon the Shareholder’s request when such shares are fully paid. Notwithstanding the foregoing, the Trust may adopt and use a system of issuance, recordation and transfer of its shares by electronic or other means.

Section 4.                Reserved.

Section 5.                Representation of Shares of Other Entities Held by the Trust. The President or any Vice President or any other person authorized by resolution of the Board of Trustees or by any of the foregoing designated officers, is authorized to vote or represent on behalf of the Trust any and all shares of any corporation, partnership, trust or other entity, foreign or domestic, standing in the name of the Trust. The authority granted may be exercised in person or by a proxy duly executed by such designated person.

Section 6.                Bonds and Other Security. If required by the Board of Trustees, any officer, agent or employee of the Trust shall give a bond or other security for the faithful performance of his or her duties, in such amount and with such surety or sureties as the Trustees may require.

Section 7.                Transfer of Shares. Shares in the Trust shall only be transferable as authorized by the Board of Trustees or as required by the 1940 Act.

Section 8.                Holders of Record. The Trust shall be entitled to treat the holder of record of any Share or Shares as the owner thereof and, accordingly, shall not be bound to recognize any legal, equitable or other claim to or interest in such Share or Shares on the part of any other person, whether or not the Trust shall have express or other notice thereof.

Section 9.                Fiscal Year. The fiscal year of the Trust shall be fixed and re-fixed or changed from time to time by the Board of Trustees.

Section 10.            Seal. The Board of Trustees may adopt a seal which shall be in such form and have such inscription as the Trustees may from time to time determine. Any Trustee or officer of the Trust shall have authority to affix the seal to any document, provided that the failure to affix the seal shall not affect the validity or effectiveness of any document.

Section 11.            Writings. To the fullest extent permitted by applicable laws and regulations: (i) all requirements in these By-laws that any action be taken by means of any writing, including any written instrument, any written consent or any written agreement, shall be deemed to be satisfied by means of any electronic record in such form that is acceptable to the Trustees; and (ii) all requirements in these By-laws that any writing be signed shall be deemed to be satisfied by any electronic signature or other electronic means in such form that is acceptable to the Trustees.

Section 12.            Severability. The provisions of these By-laws are severable. If the Board of Trustees determines, with the advice of counsel, that any provision hereof conflicts with applicable provisions of the 1940 Act or other applicable laws and regulations, the conflicting provision shall be deemed never to have constituted a part of these By-laws; provided, however, that such determination shall not affect any of the remaining provisions of these By-laws or render invalid or improper any action taken or omitted prior to such determination. If any provision hereof shall be held invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall attach only to such provision only in such jurisdiction and shall not affect any other provision of these By-laws.

Section 13.            Headings. Headings are placed in these By-laws for convenience of reference only. In case of any conflict, the text of these By-laws, rather than the headings, shall control.

Article X
AMENDMENTS

These By-laws may be restated, amended, supplemented or repealed by a majority of the Trustees then in office without any authorization or approval of Shareholders.

Effective: August 13, 2021